UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2014

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19711 (Commission File Number)	84-0997049 (IRS Employer Identification No.)

9965 Federal Drive Colorado Springs, Colorado 80921 (Address of principal executive offices) (Zip Code)

(719) 633-8333
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 27, 2014, Scott Drake, the President and Chief Executive Officer of The Spectranetics Corporation (the “Company”), entered into a pre-arranged trading plan for the sale of shares of the Company’s common stock in accordance with the plan’s specifications (the “10b5-1 Plan”). Mr. Drake’s 10b5-1 Plan was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as part of Mr. Drake’s individual long-term strategies for financial planning, asset diversification and liquidity. No sales will occur under the 10b5-1 Plan before December 4, 2014. The 10b5-1 Plan provides for the same-day exercise and sale on Mr. Drake’s behalf of shares underlying vested options, with an initial sale of up to 80,000 shares in December 2014 and subsequent monthly sales of up to 20,000 shares through December 2015, with a maximum total of 200,000 shares. The 10b5-1 Plan terminates on the earlier of sale of the 200,000 shares or December 31, 2015. As of November 25, 2014, Mr. Drake held an aggregate of 722,022 shares of common stock, stock options and restricted stock units underlying shares of common stock of the Company and 187,435 performance share units. Sales under the 10b5-1 Plan will be publicly reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may otherwise be required, the Company does not undertake any obligation to update or report any modification, termination, or other activity under the 10b5-1 Plan.

The information furnished in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS
CORPORATION

Date:	November 26, 2014	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel and Corporate Secretary